UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 1, 2005

FARGO ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29029	41-1959505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6533 Flying Cloud Drive
Eden Prairie Minnesota		55344
(Address of Principal Executive Offices)		(Zip Code)

(952) 941-9470

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

On December 1, 2005, Fargo Electronics, Inc. executed the Fourth Amendment to its Office/Warehouse Lease, dated June 10, 1996, with Flying Cloud Business Centre Investors LLC (successor to Aetna Life Insurance Company and Opus Northwest LLC) to extend the term of the lease from December 31, 2006 to December 31, 2016.  Beginning in January of 2007 the base rent payment will be $40,100 per month through December 31, 2011 and will increase to $46,115 per month thereafter for the remainder of the term.  In addition, Fargo will have the option to extend the lease beyond the term for one period of either two or five years as well as have the first option to lease any adjacent space as it becomes available.

The effectiveness of the lease amendment is subject to the approval of certain local governmental organizations for additional parking as well as a build-out of additional office space.  The complete text of the amendment to the Office/Warehouse Lease is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not Applicable

(b)           Pro Forma Financial Information.

Not Applicable

(c)           Exhibits.

Exhibit No.	Description
10.1

Fourth Amendment to Office/Warehouse Lease, dated June 10, 1996, between Fargo Electronics, Inc. and Flying Cloud Business Centre Investors LLC (successor to Aetna Life Insurance Company and Opus Northwest LLC)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARGO ELECTRONICS, INC.

	By:	/s/ Gary R. Holland
Gary R. Holland
Chairman of the Board, President and
Chief Executive Officer
Dated: January 10, 2006

FARGO ELECTRONICS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
10.1

Fourth Amendment to Office/Warehouse Lease, dated June 10, 1996, between Fargo Electronics, Inc. and Flying Cloud Business Centre Investors LLC (successor to Aetna Life Insurance Company and Opus Northwest LLC)

Filed herewith